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                                                                    EXHIBIT 16.1

TAUBER & BALSER, P.C.
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Accountants and Consultants                               Tower Place, Suite 250
                                                       3340 Peachtree Road, N.E.
                                                     Atlanta, Georgia 30326-1026
                                              (404) 261-7200  FAX (404) 261-9481



October 29, 2001



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549


Gentlemen:

We have been furnished with a copy of the response to Section 8 of Form 10-KSB for the event that occurred on September 19, 2001, to be filed by our former client, Rainwire Partners, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ Tauber & Balser, P.C.

Tauber & Balser, P.C.